Exhibit 31.6
Certification

I, Alan Pickerill, Chief Financial Officer of Expedia Group, Inc., certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the annual report on Form 10-K of Expedia Group, Inc. for the year ended December 31, 2018; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2019	/s/ ALAN PICKERILL
Alan Pickerill
Chief Financial Officer